UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 21, 2024

MVB Financial Corp.
(Exact name of registrant as specified in its charter)

West Virginia	001-38314	20-0034461
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Virginia Avenue, Fairmont, WV	26554-2777
(Address of principal executive offices)	(Zip Code)

(304) 363-4800
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1.00 par value	MVBF	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.    Submission of Matters to a Vote of Security Holders.

On May 21, 2024, MVB Financial Corp. ("MVB") held its 26th Annual Meeting of Shareholders as a virtual meeting via live webcast.

A total of 9,934,509, or 77.37%, of the 12,840,883 outstanding voting shares of MVB common stock were represented in person or by proxy, representing a quorum in accordance with the MVB Bylaws.

The results of the voting rounded to the nearest number of whole shares are as follows:

Proposal 1: "To elect to the Board of Directors the four nominees presented by the Board."

The following votes were cast in the proposal regarding Director Nominees:

Director Nominees	For	Withheld	Non-Votes
John W. Ebert	6,189,601	2,108,201	1,636,707
Kelly R. Nelson, M.D.	7,739,794	558,008	1,636,707
Jan L. Owen	7,724,233	573,569	1,636,707

Proposal 2: "To approve on a non-binding advisory basis, the compensation of our named executive officers."

The following votes were cast:

For	Against	Abstain	Non-Votes
5,896,654	2,296,046	105,102	1,636,707

Proposal 3: "To ratify the appointment of FORVIS as the independent registered accounting firm for 2024."

The following votes were cast:

For	Against	Abstain	Non-Votes
9,884,627	44,809	5,073	—

Item 7.01.    Regulation FD Disclosure.

On May 21, 2024, the Board of Directors of MVB declared a cash dividend of $0.17 per share to shareholders of record on June 1, 2024, payable June 15, 2024. This is the second quarterly dividend for 2024.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

99.1    Press release of MVB Financial Corp. dated May 22, 2024

104    Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MVB Financial Corp.
By:	/s/ Donald T. Robinson
Donald T. Robinson President and Chief Financial Officer

Date: May 22, 2024